================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported) May 9, 2006

                             SUREWEST COMMUNICATIONS
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                   California
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                   0-556                                 68-0365195
         ------------------------                    -------------------
         (Commission File Number)                      (IRS Employer
                                                     Identification No.)

   200 Vernon Street, Roseville, California                95678
   ----------------------------------------             ----------
   (Address of Principal Executive Offices)             (Zip Code)

                                 (916) 772-2000
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

SECTION 1    REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On May 9, 2006, SureWest Communications (the "Company") established the base salary in 2006 for L. Scott Sommers (the Company's Vice President and Treasurer) at $185,000 per annum. The short-term bonus target in 2006 for Mr. Sommers is $65,000, subject to proration. In addition, Mr. Sommers is entitled to a relocation allowance of $60,000.

         The bonus of all executive officers will be dependent upon financial metrics, on the one hand, and other operational and strategic metrics, on the other, in each instance to be determined by the Company's Compensation Committee. The weight between financial metrics, on the one hand, and other operational and strategic metrics, on the other, varies according to the responsibilities of each officer, with neither category accounting for less than 30% nor more than 70% of the officer's bonus calculation. It is anticipated that the bonuses, to be paid in cash, would be paid to the extent earned in late 2006 or early 2007.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SUREWEST COMMUNICATIONS


Date: May 11, 2006                                 By: /s/ Philip A. Grybas
                                                       -------------------------
                                                       Senior Vice President and
                                                       Chief Financial Officer